Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2011, except for Note 19(a), which is as of April 29, 2011, relating to the financial statements of Boingo Wireless, Inc., which appears in Boingo Wireless, Inc.’s Registration Statement on Form S-1 (No. 333-171719) dated April 29, 2011.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

May 12, 2011